Exhibit 10.6

BOLT TECHNOLOGY CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is entered into as of January 23, 2008 (the “Effective Date”), by and between Bolt Technology Corporation, a Connecticut corporation (the “Company”), and Raymond M. Soto (the “Participant”).

WHEREAS, the Participant is an employee of the Company or one of its subsidiaries or a director of the Company and in connection therewith has rendered services for and on behalf of the Company and/or its subsidiaries; and

WHEREAS, in recognition of the prior contributions made by the Participant and to provide the Participant with an additional incentive to use maximum efforts for the future success of the Company and its subsidiaries, the Company desires to grant to the Participant, and the Participant desires to accept from the Company, an award of the common stock, without par value, of the Company (the “Common Stock”) pursuant to the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (as it may be further amended from time to time, the “Plan”), subject to certain restrictions for the benefit of the Company, and upon such other terms and conditions, set forth in this Agreement.

NOW, THEREFORE, the Company and the Participant agree as follows:

1. Restricted Stock Award. The Company hereby offers to issue to the Participant 15,000 shares (after effect of January 2008
3-for-2 stock split) of Common Stock (the “Shares”) subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Award”). Unless this offer is earlier revoked in writing by the Company, the Participant shall have ten (10) days from the date of the delivery of this Agreement to the Participant to accept the offer of the Company by executing and delivering to the Company two copies of this Agreement, without condition or reservation of any kind whatsoever, and pay the full purchase price, if any, for said Shares to the Company in the manner set forth in this Agreement.

2. Purchase Price. The purchase price to purchase the Shares is zero ($0).

3. Restriction on the Shares.

(a) Period of Restriction. Except as otherwise set forth herein, all the Shares issued to the Participant pursuant to this Agreement shall be subject to a period of restriction (the “Period of Restriction”) during which the Participant’s rights in and to such Shares shall be subject to the limitations and obligations set forth in this Section 3.

(b) Lapse of Period of Restriction. The Period of Restriction shall lapse as to a percentage of the Shares in accordance with the schedule set forth below based upon the period of time of the Participant’s Continuous Service (as defined in the Plan) with the Company or any Subsidiary (as defined in the Plan), calculated from the Effective Date:

Period of Continuous Service (calculated from the Effective Date)	Incremental Percentage of Shares Not Subject to Restriction	Cumulative Percentage of Shares Not Subject to Restriction
12 months	20%	20%
24 months	20%	40%
36 months	20%	60%
48 months	20%	80%
60 months	20%	100%

During the period that the Shares are subject to the Period of Restriction, such Shares are referred to herein as “Restricted Stock.”

(c) Termination of Continuous Service. Notwithstanding any other provision of this Agreement to the contrary, if the Participant’s Continuous Service with the Company or any Subsidiary terminates for any reason (or no reason) other than the Participant’s retirement as set forth in the proviso to this Section 3(c), including without limitation, the Participant’s death or Disability (as defined in the Plan), any shares of Restricted Stock that are subject to the Period of Restriction on the date of the Participant’s termination shall be immediately forfeited by the Participant and shall be automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Stock; provided, however, that if the Participant holds Restricted Stock at the time the Participant’s Continuous Service with the Company terminates due to the Participant’s retirement, the Period of Restriction with respect to such Restricted Stock shall automatically lapse on the date of the Participant’s retirement.

(d) Escrow. Upon the Participant’s execution and delivery of this Agreement, the Participant agrees to concurrently deliver one or more executed stock powers as requested by the Company, duly endorsed in blank for transfer, in the form attached hereto as Exhibit A, which shall be deposited with the Company during the Period of Restriction. Each certificate representing shares of Restricted Stock shall bear the following legend until the lapse of the Period of Restriction with respect to the shares represented by such certificate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Plan”) and the Restricted Stock Award Agreement, dated as of January 23, 2008, between Bolt Technology Corporation and Raymond M. Soto (the “Agreement”). Copies of the Plan and the Agreement are on file at the offices of Bolt Technology Corporation.

The certificates representing the Restricted Stock along with the stock power(s) shall be held in escrow by the Company until such time as either (i) the Period of Restriction with respect to all of such shares of Restricted Stock lapses in accordance with Section 3(b) or the proviso in Section 3(c) of this Agreement, in which case the shares shall be delivered to the Participant, or (ii) any such shares of Restricted Stock are forfeited pursuant to Section 3(c) of this Agreement, in which case such shares shall be transferred to and reacquired by the Company in accordance with said Section 3(c).

(e) Distributions. All cash distributions on the Restricted Stock shall be paid directly to the Participant and shall not be held in escrow. Any new, substituted or additional securities or other property issued in respect of Restricted Stock shall be held in escrow, together, where applicable, with appropriate stock powers, assignments or other transfer documents which the Participant hereby agrees to execute as a condition to receipt of such securities or other property. If the Restricted Stock in respect of which such securities or other property was issued is forfeited to the Company pursuant to Section 3(c) of this Agreement, then such securities or other property shall be immediately forfeited to the Company and automatically transferred to and reacquired by the Company at no cost to the Company, to the same extent and in accordance with Section 3(c) of this Agreement as if such securities or other property were Restricted Stock thereunder.

4. Participant’s Acknowledgement. The Participant acknowledges and agrees that: (x) unless the Shares are covered by a then current registration statement or a notification under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), (i) the Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Participant has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Participant any exemption from such registration; (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and any other restrictions contained in the Plan and this Agreement; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other applicable restrictions under this Agreement may be endorsed on the certificates; (y) notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (1) registration under federal or state securities laws, (2) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (3) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (4) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer issuance of any Shares granted hereunder until any of the events described in this sentence has occurred; and (z) if at any time the Committee shall determine that an additional agreement of the Participant is necessary or desirable as a condition of, or in connection with, the delivery or purchase of the Shares hereunder, then the Award shall not be effective unless such agreement shall have been obtained free of any conditions not acceptable to the Committee.

5. Rights as a Stockholder. Upon the Participant’s execution and delivery of this Agreement and payment of the full purchase price for the Shares and until such time as the Restricted Stock is forfeited to the Company as set forth herein, the Participant shall be the record owner of the Restricted Stock and, subject to the terms of this Agreement and the Plan, shall have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the shares of Restricted Stock and, subject to the terms of Section 3 hereof, to receive dividends and distributions with respect to the Restricted Stock.

6. Change of Control. Notwithstanding Section 3 of this Agreement, if the Participant holds Restricted Stock at the time a Change of Control (as defined in the Plan) occurs, the Period of Restriction with respect to such Restricted Stock shall automatically lapse immediately prior to the consummation of such Change of Control, provided that the Participant remains employed with the Company upon such Change of Control; except that if the acquiring or successor entity (or parent thereof) in a Change of Control transaction provides for the continuance or assumption of this Agreement or the substitution for this Agreement of a new agreement of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and the purchase price), then the Period of Restriction shall not lapse, and the Period of Restriction shall continue in accordance with this Agreement.

7. Withholding. All deliveries and distributions under this Agreement shall be subject to withholding of all applicable taxes. The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company upon the lapse of the Period of Restriction with respect to shares of Restricted Stock (or such later date as may be applicable under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”)), or other settlement in respect of, the Restricted Stock of all such taxes and requirements. The Participant agrees that the Company shall be authorized to take such action as the Company may deem necessary (including, without limitation, in accordance with applicable law, withholding amounts from any compensation or other amount owing from the Company to the Participant) to satisfy all obligations for the payment of such taxes.

8. Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Stock. Any attempted sale, transfer, pledge, hypothecation, assignment, exchange or other disposition shall be null and void and of no force or effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

9. Plan Provisions Control. This Agreement is subject to the terms and conditions of the Plan, which are incorporated herein by reference. Notwithstanding anything to the contrary contained herein, the provisions of the Plan shall govern if and to the extent there are inconsistencies between the provisions of the Plan and the provisions of this Agreement. The Participant acknowledges that the Participant has received a copy of the Plan prior to the execution of this Agreement.

10. No Rights Conferred. Nothing in this Agreement shall give the Participant any right to continue in the employ or service of the Company or any Subsidiary and/or as a member of the Company’s Board of Directors or in any other capacity, or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or services of the Participant.

11. Adjustments. All references to the number and class of shares covered by this Agreement, the purchase price per share of the Shares, and other terms in this Agreement may be appropriately adjusted, in the discretion of the Committee, in the event of certain changes in capitalization, as set forth in Section 9 of the Plan.

12. Compliance with Section 409A of the Code. The Participant hereby consents (without further consideration) to any change to this Agreement or the Award so the Participant can avoid paying penalties under Section 409A of the Code, even if those changes affect the terms and conditions of this Agreement or the Award and reduce its value or potential value.

13. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned or transferred in whole or in part by the Participant, nor may the Participant delegate any duty or obligation under this Agreement, and any attempt to so assign, transfer or delegate shall be null and void and of no force or effect.

14. Interpretation of this Agreement. All determinations and interpretations made by the Committee with regard to any questions arising under the Plan or this Agreement shall be final, binding and conclusive as to all persons, including without limitation the Participant and any person claiming rights from or through the Participant.

15. Venue. Each party to this Agreement hereby irrevocably (i) consents and submits to the exclusive jurisdiction of the state and federal courts in Fairfield County, Connecticut in connection with any disputes arising out of this Agreement, and (ii) waives any objection based on venue or inconvenient forum with respect to any action instituted therein arising under this Agreement or the transactions contemplated hereby, and agrees that any dispute with respect to such matters shall be heard only in the courts described above.

16. Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without regard to such state’s conflict of laws principles. The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended by the Committee, subject to the Participant’s consent if such amendment is not favorable to the Participant, except that the consent of the Participant shall not be required for any amendment made pursuant to Section 7B(j), Section 8 or Section 9 of the Plan, or as set forth in Section 12 of this Agreement.

17. Tax Elections. THE PARTICIPANT UNDERSTANDS THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE PARTICIPANT’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE ACQUISITION OF THE SHARES HEREUNDER. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT HE OR SHE HAS CONSIDERED THE ADVISABILITY OF ALL TAX ELECTIONS IN CONNECTION WITH THE ISSUANCE OF THE SHARES, INCLUDING THE MAKING OF AN ELECTION UNDER SECTION 83(b) OF THE CODE. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT, IF THE PARTICIPANT DETERMINES TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE, (i) THE PARTICIPANT (AND NOT THE COMPANY) IS SOLELY RESPONSIBLE FOR PROPERLY AND TIMELY COMPLETING AND FILING ANY SUCH SECTION 83(b) ELECTION, AND (ii) THE PARTICIPANT AGREES TO TIMELY PROVIDE A COPY OF THE ELECTION TO THE COMPANY AS REQUIRED UNDER THE CODE.

18. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, or (ii) three days after being deposited in the United States mail, by certified or registered mail, postage prepaid, or (iii) the next business day after sent by nationally recognized overnight delivery service, and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Participant, at his or her most recent address as shown in the employment or stock records of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Joseph Espeso
Name:	Joseph Espeso
Title:	Senior Vice President Finance – CFO

PARTICIPANT

/s/ Raymond M. Soto
Raymond M. Soto

Exhibit A

STOCK POWER

For value received, I hereby sell, assign and transfer unto                                               shares of the Common Stock of Bolt Technology Corporation standing in my name on the books of said Company represented by Certificate(s) Number(s)                      herewith, and do hereby irrevocably constitute and appoint                          attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Date:

Printed Name:

Social Security Number:

Signature:

Witness Signature: